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                              EXHIBIT (10)(m)
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                                                     EXHIBIT (10)(m)


                     CMS DEFERRED SALARY SAVINGS PLAN


The objective of the CMS Deferred Salary Savings Plan (Plan) is to in some measure replace benefits which have been taken away by the discriminary requirements applicable to qualified savings plans, which prevent benefits with respect to salaries greater than $150,000 (as adjusted by an amount determined by the Secretary of the Treasury).

This Plan was originally effective on December 1, 1989 and included amendments through January 1, 1994, and is applicable to all Employees of the Company who are eligible in accordance with its provisions.

SECTION 1. DEFINITIONS

1.1 Definitions. Whenever used in this Plan, the following terms shall have the respective meanings set forth below, unless the context indicates otherwise:

"Company"               CMS Energy Corporation and its subsidiaries which
                        are  directly or indirectly wholly-owned.

"Compensation"          A Participant's regular salary from an Employer,
                        before any adjustment for Deferrals under this Plan or any other deferred compensation plan of the Company, Elective Employer Contributions under the Employees' Savings and Incentive Plan of
                        Consumers Power Company, or deductions for taxes, Social Security, etc., which, as so defined, shall continue to be used by the Company in the administration of salary and related benefit programs where applicable.

"Compensation Rate"     The amount of a Participant's Compensation per pay
                        period.

"Deferrals"             Moneys deferred by a Participant pursuant to
                        Section 4.

"Employee"              Any person, employed by CMS Energy Corporation or
                        any of its subsidiaries which are directly or indirectly wholly-owned, whose annualized
                        Compensation Rate exceeds the Threshold Limit.

"Employer Matching      Money or property added to the Participant's
Amounts"                account as provided in Section 4.3.

"Fiscal Year"           A period commencing on January 1 of any year and
                        ending on December 31, of such year.

"Former Participant"    A Participant who has died, has reached his
                        Retirement Date, has had his employment with an Employer terminated on account of a Disability, or otherwise has terminated his employment with an Employer, or who, because of change in the Threshold Limit, or change in employment status or salary with an Employer, is no longer eligible as an Employee under the Plan.

"Inactive Participant"  A Participant who is not currently making
                        Deferrals under the Plan.

"Member"                A Participant, Inactive Participant, or Former
                        Participant.

"Participant"           Any Employee who meets the eligibility
                        requirements of the Plan, who elects to enroll under the Plan, and for whom Deferrals are currently being made under the Plan.

"Retirement Date"       The Valuation Date immediately preceding the date
                        a Member actually retires from employment on his Normal, Early or Deferred Retirement Date as set forth below:

                        (a) Normal Retirement Date. The first day of the month after the month in which the Employee reaches "Retirement Age" as defined in Section 216(1) of the Social Security Act, as amended and in effect on June 1, 1989.

                        (b) Early Retirement Date. The date, which shall be the first day of a month, on which an Employee retires at his election on or after the date which is 120 months preceding Normal Retirement Date.

                        (c) Deferred Retirement Date. The date, which shall be the first day of a month, or retirement after Normal Retirement Date.

"Threshold Limit"       $150,000 per year (or such other cost-of-living
                        adjusted amount as determined by the Secretary of the Treasury) above which annual compensation is disregarded for qualified plans.

"Threshold Rate"        The Threshold Limit divided by the number of
                        regular pay periods for the Participant in a calendar year.

"Valuation Date"        The last business day or any other business day of
                        each calendar month designated by the Company.

1.2 Gender. Any masculine terminology used herein shall also include the feminine.

SECTION 2. ELIGIBILITY

2.1 Eligibility. Each Employee is eligible to become a Participant on date of employment. If a Former Participant is re-employed by an Employer as an Employee, he shall be eligible to become a Participant on the first pay date next following the date of such re-employment.

SECTION 3. ENROLLMENT

3.1 Enrollment. An Employee eligible to become a Participant may enroll under the Plan by making an application in writing on a form supplied by his Employer and, upon receipt by the Plan administrators, such enrollment shall become effective on a pay date following the date he is eligible to become a Participant.

3.2 Acceptance of Plan by Participant. The filing of an application for enrollment with the Plan administrators under the Plan shall constitute an acceptance of the terms and provisions of the Plan.

SECTION 4. DEFERRALS & PAYMENTS

4.1 Deferrals. Each Participant may elect, on a form provided by his Employer, to defer each pay period, a portion of his Compensation which is not less than one percent (1%) nor more than six percent (6%) of the amount by which his Compensation Rate exceeds the Threshold Rate. Also, each Participant, when his Compensation exceeds the Threshold Limit, may elect, on a form provided by his Employer, to defer a portion of his Compensation up to the amount which will bring the percentage of his total Deferral under the Plan for the Fiscal Year-to-date to not more than six percent (6%) of the amount by which his Compensation for the Fiscal Year-to-date exceeds the Threshold Limit. The amounts deferred will be deferred in accordance with this Section 4.

4.2 Designation of Investment Treatment. At the time of designation of a Deferral under the Plan, each Participant shall specify the proportions of his Deferral to be treated by the Company as if invested in one or more investment funds of the Employees' Savings and Incentive Plan of Consumers Power Company for the purpose of determining the value of the Deferral. Changes in the allocation of a Participant's future Deferrals among these options may be effected at any time by giving his Employer advance notice in writing of each such change. All or a part of a Member's past Deferrals, which are in a Member's account on a Valuation Date, may be reallocated to be treated as if invested in other investment funds on a Valuation Date by giving the Company advance notice in writing of such change and reallocation will be accomplished in the same manner as if the amounts were invested in the Consumers Power company's Employees' Savings and Incentive Plan. A Member may not select a Valuation Date which precedes the date of such request for a change in allocation of such Deferrals. A Member may not reallocate any past Deferrals in his account more often than once in any calendar quarter.

4.3 Employer Matching Amounts. Each month the Company shall add an amount to the Participant's Deferral for the month, which is equal to fifty percent (50%) of the amount deferred by the Participant that month. This Employer Matching Amount will be treated as if it were invested in Fund C of the Employees' Savings and Incentive Plan of Consumers Power Company for the purpose of determining the future value of the Deferrals, and the payment option elected by the Participant for the amount deferred by the Participant will also govern the payment to the Participant of Employer Matching Amounts, except that no such payment may be made prior to the January following the Participant's retirement or termination of employment.

4.4 Inactive Participants. Each Participant whose Deferrals have been discontinued in accordance with the provisions of this Section 4 shall thereupon become an Inactive Participant.

4.5 Changes in Employment Status. If a Member's employment status with an Employer is changed so that he is no longer eligible as an Employee under the Plan, he shall be a Former Participant and, as such, he may not make or have made by his Employer any Deferrals under the Plan. However, his account shall continue to be treated as if invested in the Consumers Power Company's Employees' Savings and Incentive Plan. If such Former Participant's employment status is again changed so that he is eligible as an Employee under the Plan, he may resume participation as of a pay date following the date of such later change in employment status.

4.6 Payment Election. At the time of designation of a Deferral under the Plan, each Participant shall irrevocably elect one of the following cash payment schedules:

     a. Payment on or before January 20 of the January following retirement under a pension plan applicable to Company
          Employees or termination of employment.

     b. Payment in five annual installments payable on or before January 20, of five successive years beginning with the January following retirement under a pension plan applicable to Company Employees or termination of employment. The first payment will be for on-fifth (1/5) of the January 1 balance for that year; the second payment shall be for one-fourth (1/4) of the January 1 balance for that year; the third payment shall be for one-third (1/3) of the January 1 balance for that year; the fourth payment shall be for one-half (1/2) of the January 1 balance for that year; and the fifth payment shall be for the remaining balance.

     c. Payment in ten annual installments payable on or before January 20, of ten successive years beginning with the January following retirement under a pension plan applicable to Company Employees or termination of employment. The first payment will be for on-tenth (1/10) of the January 1 balance for that year; the second payment shall be for one-ninth (1/9) of the January 1 balance for that year; the third payment shall be for one-eighth (1/8) of the January 1 balance for that year; the fourth payment shall be for one-seventh (1/7) of the January 1 balance for that year; the fifth payment shall be for one-sixth (1/6) of the January 1 balance for that year; the sixth payment shall be for one-fifth (1/5) of the January 1 balance for that year; the seventh payment shall be for one-fourth (1/4) of the January 1 balance for that year; the eighth payment shall be for one-third (1/3) of the January 1 balance for that year; the ninth payment shall be for one-half (1/2) of the January 1 balance for that year; and the tenth payment shall be for the remaining balance.

A Participant shall have no right to modify the schedule for cash payments under this Plan, as specified in his election pursuant to this subsection. However, upon a written request, the Plan administrators, in their sole discretion, may, after discussion with a Participant, coincident with or following his retirement or other termination of employment, change the time for payment of any one or more amounts remaining unpaid. The discussion with a Participant is for the purpose of assuring the Plan administrators of accurate current information for use in making their independent decision as to whether to change the time of payments. In making their independent decision, the Plan administrators may take into account any financial hardship of the Participant, the health or disability of the Participant, and/or any other factors they consider relevant. The final decision of the Plan administrators shall be in their sole discretion and shall be final, binding and conclusive.


4.7 General Fund. Amounts deferred under this Plan will be satisfied from general funds which are subject to the claims of creditors. The Company may establish a fund, as part of the general assets of the Company, to provide for the payments required under this Supplemental Plan.

4.8 Amendment, Modification or Termination of the Plan. This Plan maybe amended, modified or terminated at any time by action of the Board of Directors of the Company.

4.9 Payment on Death. Upon the death of a Member, at any time prior to receipt of the entire balance of his account under the Plan, there shall be paid to the beneficiary or beneficiaries designated by the Member in a lump sum, in cash, the entire value of his account as of the Valuation Date next succeeding or coincident with his date of death.

SECTION 5. MEMBER ACCOUNTS

5.1 Accounts and Records. The accounts and records of the Plan shall be maintained by the company and will disclose the status of the accounts of members. The Company will furnish each Member having an account balance, a report not less frequently than each three months, a statement setting for the Member's account balance under the Plan, showing the value of amounts deferred by both valuation treatment and payment options. Such statement will be deemed to have been accepted as correct unless written notice of specific objections thereto is received by the Company within thirty (30) days after mailing to the Member, or date furnished if not mailed.

SECTION 6. BENEFICIARY DESIGNATION

6.1 Beneficiary Designation. The designation, if any, by an Employee of a beneficiary or beneficiaries under the Employees' Savings and Incentive Plan of Consumers Power Company will be effective as the same beneficiary or beneficiaries under the same conditions set forth in that Plan, under this CMS Deferred Salary Savings Plan.

IN WITNESS WHEREOF, this Plan is executed as of January 1, 1994.


                                     CMS ENERGY CORPORATION



                                     By:  William T. McCormick, Jr.
                                          -------------------------
                                          Chairman of the Board

ATTEST:



     Thomas A. McNish
     ----------------
        Secretary